As filed with the Securities and Exchange Commission on February 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0119051
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address, including zip code, of Principal Executive Offices)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plans)

Sergio Garcia

Senior Vice President, General Counsel and Corporate Secretary

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(925) 474-2500

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, CA

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,222,152	$20.29	$45,087,646	$5,808

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents the average of the high and low prices of the Common Stock on February 21, 2014, as reported by NASDAQ, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of (i) 1,851,794 shares of Common Stock of ZELTIQ Aesthetics, Inc. (the “Company”) for issuance under the ZELTIQ Aesthetics, Inc. 2011 Equity Incentive Plan (the “EIP”) and (ii) 370,358 shares of Common Stock of the Company for issuance under the ZELTIQ Aesthetics, Inc. 2011 Employee Stock Purchase Plan (the “ESPP”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2011 (File No. 333-177606), and March 13, 2013 (File No. 333-187226) relating to the EIP and ESPP, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by ZELTIQ Aesthetics, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed on February 26, 2014 (the “2013 Form 10-K”).

2.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2013 Form 10-K; and

3.	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 18, 2011, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 8.	Exhibits.

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

5.1	Opinion of Cooley LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	ZELTIQ Aesthetics, Inc. 2011 Equity Incentive Plan

99.2(4)	ZELTIQ Aesthetics, Inc. 2011 Employee Stock Purchase Plan

1.

(1)	Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, as with filed with the SEC on April 26, 2013 (Reg. No. 001-35318).
(2)	Incorporated by reference to Exhibit 3.4 to our registration statement on Form S-1, as filed with the SEC on July 13, 2011 (Reg. No. 333-175514).
(3)	Incorporated by reference to Exhibit 99.1 to our registration statement on Form S-8, as filed with the SEC on March 13, 2013 (Reg. No. 333-187226).
(4)	Incorporated by reference to Exhibit 10.21 to our registration statement on Form S-1, as filed with the SEC on September 23, 2011 (Reg. No. 333-175514).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on February 25, 2014.

ZELTIQ Aesthetics, Inc.

/s/ Mark J. Foley
By: Mark J. Foley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergio Garcia and Mark J. Foley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Foley Mark J. Foley	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2014

2.

/s/ Patrick F. Williams Patrick F. Williams	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2014

/s/ Mary M. Fisher Mary M. Fisher	Director	February 25, 2014

/s/ Jean M. George Jean M. George	Director	February 25, 2014

/s/ D. Keith Grossman D. Keith Grossman	Director	February 25, 2014

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Director	February 25, 2014

/s/ Bryan E. Roberts Bryan E. Roberts, Ph.D.	Director	February 25, 2014

/s/ Andrew N. Schiff Andrew N. Schiff, M.D.	Director	February 25, 2014

3.

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

5.1	Opinion of Cooley LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	ZELTIQ Aesthetics, Inc. 2011 Equity Incentive Plan

99.2(4)	ZELTIQ Aesthetics, Inc. 2011 Employee Stock Purchase Plan

(1)	Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, as with filed with the SEC on April 26, 2013 (Reg. No. 001-35318).
(2)	Incorporated by reference to Exhibit 3.4 to our registration statement on Form S-1, as filed with the SEC on July 13, 2011 (Reg. No. 333-175514).
(3)	Incorporated by reference to Exhibit 99.1 to our registration statement on Form S-8, as filed with the SEC on March 13, 2013 (Reg. No. 333-187226).
(4)	Incorporated by reference to Exhibit 10.21 to our registration statement on Form S-1, as filed with the SEC on September 23, 2011 (Reg. No. 333-175514).

4.